Exhibit 21


                                 LIST OF SUBSIDIARIES
                                         FOR
                             GRAND COURT LIFESTYLES, INC.


                         Grand Court Facilities, Inc.

                         Grand Court Facilities, Inc., II

                         Grand Court Facilities, Inc., III

                         Grand Court Facilities, Inc., IV

                         Grand Court Facilities, Inc., V

                         Grand Court Facilities, Inc., VI

                         Grand Court Facilities, Inc., VII

                         Grand Court Facilities, Inc., VII

                         Grand Court Facilities, Inc., IX

                         Grand Court Facilities, Inc., X

                         J&B Financing, LLC

                         Leisure Centers, LLC-I

                         Leisure Facilities, Inc.

                         Leisure Facilities, Inc., II

                         Leisure Facilities, Inc., III

                         Leisure Facilities, Inc., IV

                         Leisure Facilities, Inc., V

                         Leisure Facilities, Inc., VI

                         Leisure Facilities, Inc., VII

                         Leisure Facilities, Inc., VIII

                         Leisure Facilities, Inc., IX

                         Leisure Facilities, Inc., X

                         Leisure Facilities, Inc., XI

                         Leisure Facilities, Inc., XII

                         Leisure Facilities, Inc. XIV

                         Leisure Facilities, Inc. XV

                         Leisure Facilities, Inc. XVI